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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement") dated as of November 1, 1997 between New Jersey State Medical Underwriters, Inc., a New Jersey corporation having its principal place of business located at Two Princess Road, Lawrenceville, New Jersey (hereinafter called the "Company") and Ronald Wade, (hereinafter called the "Employee").

                                   BACKGROUND

                  The Company deems it to be in its best interest to secure and retain the services of Employee and Employee desires to work for the Company upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, and intending to be legally bound hereby, the parties hereto agree, as follows:

         1. Term of Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment by the Company. The term of this Agreement shall be for a period of two years, commencing on November 1, 1997 through November 1, 1999 and thereafter shall renew for successive one-year terms until either party gives written notice of termination in accordance with Paragraph 4 of this Agreement.

         2. Duties. The Employee is engaged hereunder as a Vice President of the Company and he agrees to perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may be required of him by the President of the Company or his designee. The Employee agrees, if requested, to serve as an officer of the Company and of any subsidiary of the Company or affiliated company without additional compensation. The
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Employee shall have such power and authority as shall reasonably be required to enable him to perform his duties hereunder in an efficient manner, provided, that in exercising such power and authority and performing such duties, he shall at all times be subject to the supervision of the President of the Company or his designee. The Employee shall devote his full business time, attention, energies and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company and of any corporate subsidiaries or affiliated companies.

         3. Compensation and Other Benefits.

                  (a) Salary. For all services rendered by the Employee under this Agreement, the Company agrees to pay the Employee a salary of $179,400 per annurn, payable on the usual and customary pay days of the Company plus such additional compensation and bonuses as may be awarded from time to time to the Employee at the sole discretion of the Company.

                  (b) Fringe Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all of the fringe benefit programs provided for similar employees of the Company, including, without limitation, all medical, disability, dental and life insurance benefits, retirement programs, Split Dollar Life Insurance Program and incentive compensation plans now in existence or hereafter adopted by the Company.

                  (c) Vacation. The Employee shall be entitled each year to a vacation of twenty-five days, during which his compensation shall continue to be paid to him. Each vacation shall be taken by the Employee at such time or times as agreed upon in advance by the Company and Employee.


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                  (d) Automobile. During the period of employment hereunder, the
Company shall pay the Employee an automobile allowance in an amount equal to the monetary automobile allowance for Vice Presidents of the Company.

                  (e) Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable expenses incurred by Employee in connection with his employment hereunder provided, however, that such expenses were incurred in conformance with the policies of the Company, as established from time to time, and Employee submits detailed vouchers and other records reasonably required by the Company in support of the amount and nature of such expense.

                  (f) Taxes and Withholding. All compensation payable and other benefits provided under this Agreement shall be subject to customary withholding for income, F.I.C.A. and other employment taxes.

         4. Termination of Employment.

                  (a) Death of Employee. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately and the Company shall pay to Employee's spouse, if she survives him, or if not, to the Employee's children in equal amounts, or if none survive, to his Estate, the balance of his accrued and unpaid salary, unreimbursed expenses, and his unused accrued vacation time (up to three weeks) through the termination date.

                  (b) Disability of Employee. If Employee, in the reasonable opinion of the Company, is unable to perform his services by reason of incapacity, either physical or mental, for a period of thirteen consecutive weeks, or a period of thirteen weeks in one calendar year, the Company shall have the right to terminate Employee's employment upon written notice to the


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Employee. If the Company decides to terminate Employee's employment under this section, the Company shall pay to Employee the balance of his accrued and unpaid salary, unreimbursed expenses, and his unused, accrued vacation time (up to three weeks) through the termination date, together with the severance payments described in Paragraph 5 hereof. If the Company decides not to terminate Employee's employment as allowed under this section, the Company shall have the option of reducing the salary thereafter payable to Employee by the amount of payment the Employee receives pursuant to any disability program of the Company.

                  (c) Termination for Cause.

                           (i) For purposes of this Agreement, "for cause" shall
mean the following:

                                    (1) the commission by Employee of fraud,
theft or misappropriation or embezzlement of Company funds;

                                    (2) the conviction of Employee for
commission of a felony;

                                    (3) the repeated and consistent failure of
Employee to be present at work, except as set forth above in connection with Employee's disability;

                                    (4) the commission by Employee of an act of,
or omission of an act, that would constitute a material breach of this Agreement; or

                                    (5) gross negligence in the performance of
his duties on behalf of the Company.

                           (ii) Employee's employment under this Agreement shall
terminate immediately upon written notice from the Company that the Company is terminating the Employee "for cause". Upon the Company's termination of Employee "for cause", the Company


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shall be required to pay to Employee the balance of his accrued and unpaid salary, unreimbursed expenses, and his unused, accrued vacation time (up to three weeks) through the termination date.

                  (d) Termination Without Cause. The Company may terminate Employee's employment under this Agreement at any time upon thirty days' prior written notice to the Employee. In the event of a termination "without cause", the Company shall make payment to the Employee in accordance with Paragraph 5 below.

                  (e) Termination by Employee. Employee may terminate his employment hereunder at any time upon not less than thirty days' prior written notice. The Company shall be required to pay to Employee the balance of his accrued and unpaid salary, unreimbursed expenses, and his unused, accrued vacation time (up to three weeks) through the termination date.

         5. Severance.

                  (a) In the event of the Company's termination of the Employee "without cause", or in the event that the Company gives notice that this Agreement will not be renewed in accordance with Paragraph I or in the event of the Company's termination of the Employee's employment under Paragraph 4(b) hereof, the Employee shall be entitled to receive salary and benefits in the amount and manner provided in Paragraph 3 hereof commencing on the date written notice of termination is mailed to Employee and ending on the earlier of (i) twelve (12) months from the date of termination or (ii) the date on which Employee obtains full-time employment with any third party, whichever is earlier. Employee shall immediately notify Company in writing of such employment and any payments received by the Employee pursuant to this Paragraph subsequent to the commencement of such employment shall be promptly remitted to the Company. Notwithstanding the foregoing, if Employee obtains full-time employment with


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any third party at an annual salary level lower than his annual salary level at the Company on the date of his termination "without cause", the Company shall pay to Employee an amount equal to the difference in the salary levels from the date on which Employee obtains such full-time employment for a period not to exceed twelve (12) months from the date of termination.

                  (b) If the Company terminates Employee's employment prior to November 1, 1999, other than for cause, employee shall be entitled to receive salary and benefits in the amount and manner provided in Paragraph 3 hereof from the date of termination to November 1, 1999 or the amount of salary and benefits described in Paragraph 5(a) hereof, whichever is greater.

         6. Non-Competition.

                  (a) For purposes of this Agreement, "competitor" shall mean any company engaged in or about to be engaged in the business of developing, producing or distributing a product or service in the professional liability insurance business which is similar to any product or service produced or performed or about to be produced or performed by the Company and its successors and/or any of its subsidiaries or affiliated companies, and the Medical Inter-Insurance Exchange and/or its subsidiaries or its successors.

                  (b) The Employee agrees that so long as he is employed by the Company, and for a period of one (1) year thereafter, unless Employee's employment is terminated by the Company without cause, he will not, directly or indirectly, whether for compensation or not, own, manage, operate, join, control or participate in, or be connected as a stockholder, officer, employee, partner, creditor, guarantor, advisor or otherwise, with a competitor. The foregoing shall not be construed, however, as preventing the Employee from investing his assets in such form or manner as will not require services on the part of the Employee in the operations of the


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businesses in which such investments are made and provided any such business is publicly owned and the interest of Employee therein is solely that of an investor owning not more than five percent of the outstanding equity securities of any such business. Should Employee breach the provisions of this Paragraph, the Company shall be entitled to cease all payments and benefits under the terms of this Agreement and shall be entitled to pursue all remedies it might have including, but not limited to, those contained in this Agreement.

                  (c) For the period of one (1) year after the termination of this Agreement, except for termination by the Company without cause, Employee shall not directly or indirectly, call upon or solicit insurance business from any person or entity who was a client of the Company, the Medical Inter-Insurance Exchange of New Jersey, Lawrenceville Property and Casualty Co., Inc., American Medical Mutual Inc. and/or their subsidiaries, successors or affiliated companies at any time during the two years prior to the termination of Employee's employment with the exception of those clients listed in Appendix I.

                  (d) For the period of one (1) year after the termination of this Agreement for any reason whatsoever, Employee shall not hire, retain or engage as a director, officer, employee, agent or in any other capacity any person or persons who are employed by the Company or who were at any time (within a period of six (6) months immediately prior to the date of the Employee's termination) employed by the Company or otherwise interfere with the relationship between such persons and the Company.

                  (e) It is agreed that the Employee's services hereunder are special, unique, unusual and extraordinary giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages, and in the event of the Employee's breach of this


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Paragraph, the Company shall be entitled to equitable relief by way of injunction or otherwise. If the period of time or area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this covenant may be enforced during such period of time and in such area as is adjudged to be reasonable.

         7. Confidential Information.

                  (a) For the purposes of this Agreement, "confidential information" shall mean all information about the Company or relating to any of its products or services or any phase of its operations, including, without limitation, trade secrets, lists of insureds and claims defense and recovery methods and procedures not generally known to any of its competitors, with which the Employee becomes acquainted during the term of his employment.

                  (b) During the time of Employment, or at any time thereafter, the Employee shall not disclose or make available to any person, firm or company any confidential information or any know-how or experience related thereto without the express prior written authorization of the Company or except pursuant to his employment with the Company. Upon termination of his employment, the Employee shall return to the Company all confidential information in any tangible form in his possession, including copies thereof.

         8. Severability. The terms of this Agreement and each Paragraph thereof shall be considered severable and the invalidity or unenforceability of any part thereof shall not affect the validity or enforceability of the remaining portions or provisions hereof.

         9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and delivered by registered or certified mail or overnight delivery


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service, to his residence, in the case of the Employee or to its principal office in the case of the Company.

         10. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. Neither this Agreement nor any rights or interests herein or created hereby may be assigned or otherwise transferred voluntarily or involuntarily by the Employee.

         11. Waiver. The waiver by the Company or Employee of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

         12. Applicable Law. This Agreement shall be interpreted and construed under the laws of the State of New Jersey.

         13. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter. It may not be changed or altered, except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        NEW JERSEY STATE MEDICAL
                                        UNDERWRITERS, INC.

                                        By: /s/ Daniel J. Goldberg
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                                        /s/ Ronald Wade                   (L.S.)
                                        ----------------------------------------
                                        Ronald Wade


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                                   APPENDIX I

Bruce Hancock                         Medical Indemnity Group
                                      7711 E. Cochise
                                      Scottsdale, AZ 85258

Gary Billingsley                      Medical Indemnity Group
                                      16404 NE 135th Street, Ste. 207
                                      Redmond, WA 98052

Peter Rohde                           Medical Indemnity Group
                                      P.O. Box 2510
                                      Cody, WY 82414

Tom Sheridan                          451 Creekside Drive
                                      League City, TX 77573

Jay Menna                             Jay Menna Insurance Agency
                                      1102 Kingwood, Suite 102
                                      Kingwood, TX 77339

John Dotson                           Texas American Insurers
                                      1300 S. University Drive, Ste. 605
                                      Fort Worth, TX 76107

Bob Madeley                           Madeley & Company
                                      4649 Insurance Lane
                                      Dallas, TX 75205

Ken Archibald                         Archibald & Associates
                                      510 Turtle Cove Boulevard, Ste. 100
                                      Rockwall, TX 75087

Ralph Trimborn                        Associates Insurance Consultants, Inc.
                                      1250 W. Dorothy Lane, Ste. 108
                                      Dayton, OH 45409


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